                                  EXHIBIT 10.46

                                 MUTUAL RELEASE

     This Mutual Release (the "Agreement") is entered into as of December 30,
2004 by and among Hawaiian Holdings, Inc. ("HHI"), RC Aviation, LLC ("RC
Aviation"), RC Aviation Management, LLC (collectively with RC Aviation and HHI, the "HHI Parties") and John Adams, Smith Management LLC ("Smith"), AIP, LLC
("AIP") and AIP's functional predecessor, Airline Investors Partnership, L.P.
(collectively, the "Adams Parties") (together the HHI Parties and the Adams
Parties are the "Parties").

                                    RECITALS

     A. WHEREAS, on March 21, 2003, Hawaiian Airlines, Inc. (the "Debtor")
commenced its reorganization case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code commencing the Debtor's chapter 11 case,
Case No. 03-00817 (the "Bankruptcy Case");

     B. WHEREAS, on May 16, 2003, the United States Bankruptcy Court for the
District of Hawaii (the "Bankruptcy Court") ordered appointment of a Chapter 11
Trustee;

     C. WHEREAS, the Office of the United States Trustee selected Joshua Gotbaum to serve as the Chapter 11 Trustee (the "Trustee") and notice of the appointment of Mr. Gotbaum as the Chapter 11 Trustee was filed with the Bankruptcy Court on
July 3, 2003;

     D. WHEREAS, on or about November 28, 2003, the Trustee commenced an action entitled Gotbaum v. Adams et al, Adv. Case No. 03-90061 in the Bankruptcy Court
(the "Action"), asserting a number of claims against the Adams Parties as more fully described in the complaint filed therein;

     E. WHEREAS, the Adams Parties and the Trustee are settling the Action; and

     F. WHEREAS, the parties hereto desire fully and finally to resolve certain outstanding matters and disputes;

     G. NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto agrees, promises, covenants, represents, warrants and stipulates as follows:

                                    AGREEMENT

     1. Payment of Sums by HHI to AIP. On or prior to the date that this
Agreement is executed by the Parties (the "Effective Date"), HHI shall have paid or cause to be paid the sum

of $383,252.68 to AIP, which sum, together with $431,005 of HHI's funds currently being held by the Adams Parties, shall fully satisfy the obligations to the Adams Parties under Section 4.4 of that certain Stockholders Agreement dated as of June 11, 2004 between AIP and RC Aviation (the "Stockholders
Agreement").

     2. Certain Legal Fees and Expenses; Other Fees and Expenses. Schedule 2.1
hereto sets forth a list of law firms which provided legal services to the Adams
Parties, former officers and directors of HHI and certain affiliates on or prior to the date hereof (the "Adams Firms"). The Adams Parties represent and warrant that the Adams Firms have been paid in full for all services rendered to date and the Adams Parties hereby indemnify and hold harmless the HHI Parties for and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every kind and nature, direct or indirect, arising out of such services. Schedule 2.2 hereto sets forth a list of professional firms which provided services to the HHI Parties, former officers and directors of HHI and certain affiliates on or prior to the date hereof (the
"HHI Firms"). The Adams Parties hereby indemnify and hold harmless the HHI
Parties for and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every kind and nature, direct or indirect, relating to directors fees payable to any individual who served as a Director of Debtor or HHI prior to July 18, 2004, excluding Gregory
Anderson. Schedule 2.2 hereto sets forth a list of professional firms which provided services to the HHI Parties, former officers and directors of HHI and certain affiliates on or prior to the date hereof. The HHI Parties represent and warrant that the HHI Firms have been paid in full for all services rendered to date and the HHI Parties hereby indemnify and hold harmless the Adams Parties for and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every kind and nature, direct or indirect, arising out of such services.

     3. Release by Adams Parties: As of the Effective Date, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Adams Parties, including John Adams, Smith, AIP and Airline
Investors Partnership LP, on behalf of themselves and their related or affiliated companies, assigns, predecessors-in-interest, successors-in-interest, legal representatives, and all persons and entities claiming by, through or on their behalf (the "Adams Releasing Parties"), do hereby fully and forever release, acquit, discharge and covenant not to demand payment from, claim indemnification from, or sue the HHI Parties or their related or affiliated companies, owners, members, managers, officers, directors, representatives, agents, and attorneys (the "HHI Released Parties"), for and from any and all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every kind and nature, direct or indirect, relating to HHI, the Debtor or the administration of the Debtor's Bankruptcy
Case or estate, whether known or unknown, suspected or unsuspected, both at law and in equity, which such releasing party may now or hereafter hold, have or claim to have against the HHI Released Parties, or any of them, from the beginning of time until the Effective Date, including without limitation, (x)

any and all claims arising from the Debtor's 2002 self-tender offer, any related party agreements between the Debtor and the Adams Parties, the Action, any investigation or action by the Securities and Exchange Commission ("SEC") in connection therewith and any settlement in relation thereto and (y) any and all claims based upon the last sentence of Section 4.1 of the Stockholders
Agreement, provided, however, that nothing in this release shall in any way (i)
release, discharge or relieve any of the HHI Released Parties from any of their other obligations, claims, covenants or agreements made or preserved by the express terms of this Agreement; (ii) release, discharge or relieve any of the
HHI Released Parties from any indemnification obligations owed to the Adams
Releasing Parties whether arising from common law, contract, corporate charter, corporate bylaw or otherwise, in each case solely to the extent such claims are first made after the Effective Date and do not relate to, and are not based on, the transactions or events which are the subject of clauses (x) or (y) above; or
(iii) affect the right of John Adams to seek reimbursement from HHI's directors and officers liability insurance carriers. The Adams Releasing Parties waive any and all rights or benefits that they may now have, or in the future may have, under any law of any jurisdiction relating to the release of unknown claims against the HHI Released Parties, including without limitation Section 1542 of the California Civil Code, which provides that:

     A general release does not extend to the claims which the creditor does not know or suspect exists in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     Notwithstanding anything to the contrary above, in the event that the
     Agreement Effective Date, as defined in the Settlement Agreement and
     Release between the Trustee and the Adams Parties, does not occur, then the release of the HHI Parties set forth herein shall not serve to release the
     HHI Parties from their obligations under Section 4.1 of the Stockholders
     Agreement and the Adams Parties shall retain any claims in relation thereto.

     4. Release by the HHI Parties:

     A. Adams Parties - As of the Effective Date, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the
HHI Parties, on behalf of themselves and their related or affiliated companies, assigns, predecessors-in-interest, successors-in-interest, legal representatives, and all persons and entities claiming by, through or on their behalf (the "HHI Releasing Parties"), do hereby fully and forever release, acquit, discharge and covenant not to demand payment from, claim indemnification from, or sue the Adams Parties or their related or affiliated companies, owners, members, managers, officers, directors, representatives, agents, and attorneys, other than Paul Weiss Rifkind Wharton & Garrison LLP ("Paul Weiss")
(collectively, the "Adams Released Parties"), for and from any and all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every kind and nature, direct or indirect, relating to HHI, the Debtor or the administration of the Debtor's Bankruptcy
Case or estate, whether known or unknown, suspected or unsuspected, both at law and in equity, which such releasing party may now or hereafter hold, have or claim to have

against the Adams Released Parties, or any of them, from the beginning of time until the Effective Date, including without limitation any and all claims arising from the Debtor's 2002 self-tender offer, any related party agreements between HHI or the Debtor and the Adams Parties, the Action, any investigation or action by the SEC in connection therewith or any settlement in relation thereto, provided, however, that nothing in this release shall in any way release, discharge or relieve any of the Adams Released Parties from any of their other obligations, claims, covenants or agreements made or preserved by the express terms of this Agreement. The HHI Releasing Parties waive any and all rights or benefits that they may now have, or in the future may have, under any law of any jurisdiction relating to the release of unknown claims against the
Adams Parties, including without limitation Section 1542 of the California Civil
Code, which provides that:

     A general release does not extend to the claims which the creditor does not know or suspect exists in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     B. Directors of Debtor Not Party to the Action: As of the Effective Date,
for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the HHI Releasing Parties do hereby fully and forever release, acquit, discharge and covenant not to demand payment from, claim indemnification from, or sue any individual who served as a Director of Debtor in 2002 or 2003 and who was not named as a party to the Action (the "Director
Released Parties"), for and from any and all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every kind and nature, direct or indirect, relating to HHI, the Debtor or the administration of the Debtor's Bankruptcy Case or estate, whether known or unknown, suspected or unsuspected, both at law and in equity, which such releasing party may now or hereafter hold, have or claim to have against the
Director Released Parties, or any of them, from the beginning of time until the
Effective Date, including without limitation any and all claims arising from the
Debtor's 2002 self-tender offer, any related party agreements between HHI or the
Debtor and the Adams Parties, the Action, any investigation or action by the SEC in connection therewith or any settlement in relation thereto. The HHI Releasing
Parties waive any and all rights or benefits that they may now have, or in the future may have, under any law of any jurisdiction relating to the release of unknown claims against the Director Released Parties, including without limitation Section 1542 of the California Civil Code, which provides that:

     A general release does not extend to the claims which the creditor does not know or suspect exists in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

No Director shall be considered a Director Released Party unless such Director executes a parallel release of any claims against the HHI Releasing Parties within thirty days of the execution of this Agreement.

     5. Paul Weiss Law Firm:

     The mutual releases set forth herein specifically exclude and do not include any and all claims that the Parties have or might have against Paul
Weiss or its attorneys.

     6. Acknowledgement and Waiver. Each of the releasing parties, with respect to the release set forth hereinabove, understands, acknowledges and agrees that said release may be pleaded by any of the releasees as a full and complete defense and may be produced by such releasees as a basis for an injunction against any action, suit or claim or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. In connection with such waiver and relinquishment, each releasing party acknowledges that it is aware that it or its attorney or agents may hereafter discover facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this release or this
Agreement, but that it is each releasing party's intention hereby to settle and release fully, finally and forever all claims, disputes and differences, known or unknown, suspected or unsuspected, as set forth hereinabove, notwithstanding the discovery or existence of any such additional or different facts.

     7. No Admission Of Liability. This Agreement is not intended to, and does not, constitute any admission or evidence of any liability whatsoever by any of the parties hereto with respect to any of the matters released hereunder, and shall not be construed, offered or received in evidence as an admission or concession of any liability or wrongdoing by any of them with respect to any of the matters released hereunder.

     8. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto and its respective successors and assigns.

     9. Counterparts. This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same Agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by any of the
Parties. This Agreement may be executed and delivered by telecopy with the same force and effect as if it were a manually executed and delivered counterpart.

     10. Notices. Except as otherwise provided, all notices, requests and demands hereunder shall be: (a) made to any party hereto at its addresses set forth below or to such other addresses as any party hereto may designate by written notice to the other parties in accordance with this provision; and (b)
deemed to have been given or made as follows: if by hand, immediately upon delivery; if by telecopy or electronic mail, immediately upon receipt; if by overnight delivery service, immediately upon receipt; and if by first class or certified mail, five (5) days after mailing. Copies of all notices, requests and demands to (i) the HHI Parties shall be given to: Hawaiian Holdings, Inc., 12730
High Bluff Drive, Suite 180, San Diego, CA 92130, Fax 858-523-1899, and to
Charles I. Weissman, Swidler Berlin Shereff Friedman, LLP, 405 Lexington Avenue,
New York, NY 10174, Fax 212-891-9598 and (ii) the Adams Parties shall be given to: Thomas X. Fritsch, 885 Third Avenue, 34th Floor, New York, New York 10022,
and to Gregory P. Joseph, Gregory P. Joseph Law Offices LLC, 805 Third Avenue,
New York, NY 10022, Fax 212-407-1299.

     11. Authority. Each of the persons signing this Agreement represents and warrants to all Parties to this Agreement that he or she has full and requisite authority to bind each party for whom such person purports to execute this
Agreement, and to perform the obligations set forth in this Agreement.

     12. Choice of Law. This Agreement shall be governed by, entered pursuant to, and shall be interpreted in accordance with the laws of the State of New
York, without regard to New York's rules governing conflicts of law other than such rules as regard the internal organization of entities.

     13. Further Assurances. The Parties hereto agree that they shall, from time to time, execute and deliver any and all additional and/or supplemental instruments, and do such other acts and things, as may be reasonably necessary or desirable to effect the purposes of this Agreement (including, without limitation, this Section 13) and the consummation of the transactions contemplated hereby. In furtherance of the foregoing, HHI will, in connection with sales of AIP's shares of common stock of HHI (the "Common Stock"), pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"):
(i) act promptly and in good faith in response to any request for a legal opinion from HHI's transfer agent (it being understood that if HHI's transfer agent requires a legal opinion from counsel to HHI, HHI's counsel may rely, to the extent permitted by HHI's transfer agent, in such legal opinion on a legal opinion delivered by Herrick, Feinstein LLP); (ii) with respect to any Herrick,
Feinstein LLP opinion delivered to HHI's transfer agent, act promptly and in good faith in response to any request from such transfer agent for a letter from
HHI's legal counsel stating that such opinion is acceptable; (iii) not issue any stop transfer instructions to HHI's transfer agent against any shares of Common
Stock held by AIP and (iv) promptly authorize its transfer agent to process any request by AIP for the removal of Securities Act restrictive legends which complies with applicable law. Assuming, at the time of such sale, that (a) AIP beneficially owns less than 10% of the outstanding Common Stock and (b) AIP does not have any representatives on the board of directors of HHI or any then currently effective right to designate any such representatives, HHI will not take any position contrary to AIP with respect to AIP's status as a non-affiliate of HHI and HHI will act in good faith and commercially reasonably with respect to any attempt by AIP to effect sales of Common Stock under Rule
144. In addition, HHI will notify its transfer agent promptly upon AIP's request that it has approved the legal opinion of Herrick Feinstein LLP dated December
28, 2004 in the form delivered to HHI's counsel on December 28, 2004 and HHI's transfer agent on December 29, 2004, such approval to include the statement that
HHI has reviewed the circumstances and documentation relating to the proposed transfer and that HHI is satisfied that the conditions imposed by Rule 144(k)
have been satisfied and that the transfer agent is authorized to remove the restrictive legend and issue a new certificate to AIP without a restrictive legend.

     14. Merger. This Agreement is the result of a full and complete negotiation at arms' length by all Parties. No prior drafts or memoranda prepared by any
Parties shall be used to construe or interpret any provision hereof or of any related document, nor shall any one party hereto be considered the "drafter" of this Agreement or any related document for purposes of construing the terms, conditions and obligations set forth herein or therein. No party to this
Agreement has relied on any fact, assertion, representation, matter or thing not expressly set forth herein.

     15. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings of the Parties hereto with respect to the foregoing, and this Agreement cannot be changed, modified, amended or terminated except in writing executed by all the Parties hereto.

     16. Captions. The captions of the paragraphs of this Agreement are for convenience only and shall not be considered or referenced in resolving questions of construction or interpretation.

     17. Stockholders Agreement and Stock Purchase Agreement; Preferred Stock.
The parties acknowledge that RC Aviation and AIP are parties to the Stockholders
Agreement and that certain Stock Purchase Agreement dated June 11, 2004 (the
"Stock Purchase Agreement"). The parties agree that the Stockholders Agreement and the Stock Purchase Agreement shall remain in full force and effect and, except as specifically provided herein, shall not be affected by this Agreement.
The Stockholders Agreement is hereby amended as follows: (i) Sections 3.1, 3.2 and 3.3 of the Stockholders Agreement are hereby deleted in their entirety and replaced with the corresponding sections of Schedule 17.1 attached hereto and
(ii) Section 3.8 of the Stockholders Agreement is hereby deleted in its entirety. Upon delivery to HHI of original stock certificates bearing the legend
(i) formerly required by Section 3.8 of the Stockholders Agreement and (ii)
provided for in Section 4 of the Amended and Restated Stockholders Agreement
dated as August 29, 2002 (the "2002 Stockholders Agreement") by and among HHI,
AIP and the Unions (as such term is defined therein), HHI shall cooperate with
AIP to issue new certificates not bearing such legend. AIP and HHI agree that the four (4) shares of Series A Special Preferred Stock, par value $.01 per share, of HHI held by AIP are hereby cancelled simultaneously with the execution and delivery of this Agreement and that upon such execution and delivery AIP shall no longer have, or be deemed to have, any beneficial ownership or any other form of right, title or interest in, to or under such shares of Series A
Special Preferred Stock. Simultaneously with the execution and delivery of the
Agreement, HHI shall execute and deliver to its transfer agent the letter, in the form of Exhibit A annexed hereto, pursuant to which HHI irrevocably authorizes its transfer agent to remove the restrictive legends relating to the
2002 Stockholders Agreement and Stockholders Agreement contained on AIP's stock certificates evidencing its shares of Common Stock upon AIP's delivery to HHI's transfer agent of the originals of such stock certificates.

     18. Directors and Officers Insurance. In addition to the payment by HHI set forth in paragraph 1 of this Agreement, the HHI Parties hereby consent to have
National Union Fire Insurance Company ("AIG") pay the following amounts directly to Gregory P. Joseph Law Offices LLC, as attorneys for John W. Adams: (a) the entirety of the already-approved defense costs in the respective amounts of
$1,112,742.60, $630,579.27 and $375,000.00; and (b) up to one-third of the cost of the Adams Parties' settlement of the Action with the Trustee.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first written above.

                                        ----------------------------------------
                                        John Adams

                                        SMITH MANAGEMENT, LLC

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        AIP, LLC

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        AIRLINE INVESTORS PARTNERSHIP, L.P.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HAWAIIAN HOLDINGS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        RC AVIATION MANAGEMENT, LLC

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        RC AVIATION, LLC

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: